                                                                    Exhibit 2.02



                        COMMON STOCK PURCHASE AGREEMENT


      This Common Stock Purchase Agreement (this "Agreement") is made and entered into as of March 22, 2000, between Xcelera.com Inc., a Cayman Islands corporation ("Xcelera"), and Exodus Communications, Inc., a Delaware corporation (the "Investor"). In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

      1.   PURCHASE AND SALE OF COMMON STOCK.  Subject to the terms and
           ---------------------------------
conditions of this Agreement, at the Closing referred to in Section 2 below, Xcelera agrees to sell to the Investor, and the Investor agrees to purchase from Xcelera, 24,512,320 shares of Common Stock of Mirror Image Internet, Inc., a Delaware corporation (the "Company"), $0.01 par value per share (the "Shares"), at a price of $19.48 per share, for an aggregate purchase price of $477,500,000 (the "Purchase Price").

      2.   CLOSING OF PURCHASE AND SALE.  The consummation of the purchase and
           ----------------------------
sale of the Shares provided for herein (the "Closing") will take place at Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306, on the second business day after all of the conditions to closing set forth in Sections 6 and 7 hereof have been satisfied and/or waived (other than conditions which are not capable of being satisfied until the Closing Date) in accordance with this Agreement, or at such other time and place as Xcelera and the Investor mutually agree upon (the "Closing Date"). At the Closing, Xcelera shall instruct the Company to deliver as soon as reasonably practicable to the Investor the stock certificate representing the Shares being purchased by the Investor hereunder and Xcelera hereby instructs the Company to (a) cancel Xcelera's existing stock certificate; (b) issue a duly executed stock certificate evidencing the Shares in the Investor's name; and (c) issue a duly executed stock certificate evidencing the number of shares remaining after the transfer to the Investor in Xcelera's name. At the Closing, the Investor will deliver to Xcelera (a) a wire transfer of funds to Xcelera in the amount of $25,000,000; and (b) a certificate representing 3,023,318 shares of the Investor's common stock, $0.01 par value per share registered in the name of Xcelera ("Investor Common Shares").

      3.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INVESTOR.  The
           ----------------------------------------------------------
Investor hereby represents and warrants to Xcelera as follows:

           3.1  Authorization; Enforceability.  The Investor has all requisite
                -----------------------------
power and authority to enter into this Agreement and to purchase the Shares. This Agreement has been duly executed and delivered by the Investor.

           3.2  Valid Issuance of Stock.
                -----------------------

                (a) The Investor Common Shares, when issued and paid for as provided in this Agreement will be duly authorized and validly issued, fully paid and nonassessable and will be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than those created by Xcelera.

                (b)  Based in part on the representations made by Xcelera in
Section 4 hereof, the offer and sale of the Investor Common Shares solely to Xcelera in accordance with this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the States of California and Massachusetts

           3.3  Purchase for Own Account.  The Investor is acquiring the Shares
                ------------------------
solely for the Investor's own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering of the Shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Investor has no present intention to sell, offer to sell, or otherwise dispose of or distribute any of the Shares.

The Investor will hold the entire legal and beneficial interest in and to the Shares and does not presently intend to divide or share such interest with any other person or entity.

          3.4  Restricted Securities.  The Investor understands that the Shares
               ---------------------
are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Xcelera in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that the Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the First Amended and Restated Investors' Rights Agreement among the Company, Xcelera and the Investor to be entered into in connection with the MII Purchase Agreement. The Investor understands that no public market now exists for any of the Shares and that it is uncertain whether a public market will ever exist for the Shares.

          3.5  Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

               (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of the Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Shares in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of Shares to (A) a stockholder, or (B) the estate of any such stockholder; provided that in each of the foregoing cases the transferee agrees
             --------
in writing to be subject to the terms of this Section 3 to the same extent as if the transferee were the Investor.

          3.6  Rule 144.  The Investor has been advised that SEC Rule 144
               --------
promulgated under the Securities Act, which permits certain limited sales of unregistered securities in specified circumstances, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of one year (and in some cases longer) after they have been purchased and paid for (within the meaning of Rule 144) before they may be resold under Rule 144.

          3.7  Legends.  The Investor understands and agrees that all
               -------
certificate(s) evidencing the Shares (and any securities issued in respect of the Shares upon any stock split, stock dividend, merger, reorganization or recapitalization) will be imprinted with a legend that reads substantially as set forth below, together with any other legends that, in the opinion of legal counsel to Xcelera, are required by the Securities Act or by other federal or state securities laws:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER-ABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE

     ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

      3.8  Disclosure of Information.  The Investor has received or has had full
           -------------------------
access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from Xcelera regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent Xcelera possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by Xcelera in Section 4.

      3.9  Investment Experience.  The Investor understands that the purchase of
           ---------------------
the Shares involves substantial risk. The Investor: (a) has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor's investment in the Shares and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons.

  4.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF XCELERA.  Xcelera hereby
      -----------------------------------------------------
represents and warrants to the Investor as follows:

      4.1  Title to Shares.  Immediately prior to the Closing, Xcelera had
           ---------------
valid marketable title to the Shares to be transferred under this Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

      4.2  Consents.  No consent, approval, order or authorization of, or
           --------
registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Xcelera in order to enable Xcelera to execute, deliver and perform its obligations under this Agreement except for the filings required by the HSR Act
                                 ------ ---
and those which would not have a material adverse effect on Xcelera.

      4.3  Authorization; Enforceability.  Xcelera has all requisite power and
           -----------------------------
authority to enter into this Agreement and to receive the Investor Common Shares. This Agreement has been duly executed and delivered by Xcelera.

      4.4  Purchase for Own Account.  Xcelera is acquiring the Investor Common
           ------------------------
Shares solely for Xcelera's own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering of the Shares within the meaning of the Securities Act, except pursuant to the shelf registration statement on Form S-3 to be filed by the Investor pursuant to the Registration Rights Agreement dated of even date herewith among the Company, Xcelera and the Investor. Xcelera will hold the entire legal and beneficial interest in and to the Investor Common Shares and does not presently intend to divide or share such interest with any other person or entity.

      4.5  Restricted Securities.  Xcelera understands that the Investor Common
           ---------------------
Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Xcelera in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Xcelera represents that Xcelera is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Xcelera understands that the Investor is under no obligation to register any of the securities received hereunder except as provided in the Registration Rights Agreement dated of even date herewith among the Company, Xcelera and the Investor.

      4.6  Further Limitations on Disposition.  Without in any way limiting the
           ----------------------------------
representations set forth above, Xcelera further agrees not to make any disposition of all or any portion of the Investor Common Shares unless and until:

           (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

           (b) Xcelera shall have notified the Investor of the proposed disposition and shall have furnished the Investor with a statement of the circumstances surrounding the proposed disposition, and, at the expense of Xcelera or its transferee, with an opinion of counsel, reasonably satisfactory to the Investor, that such disposition will not require registration of such securities under the Securities Act.

Paragraphs (a) and (b) above shall not be applicable: (i) for any transfer of any Investor Common Shares in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of Investor Common Shares to (A) a stockholder, or (B) the estate of any such stockholder; provided that in each of the foregoing cases
                                --------
(other than a Rule 144 transfer) the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were Xcelera.

      4.7  Rule 144.  Xcelera has been advised that SEC Rule 144 promulgated
           --------
under the Securities Act, which permits certain limited sales of unregistered securities in specified circumstances, requires that the Investor Common Shares be held for a minimum of one year (and in some cases longer) after they have been purchased and paid for (within the meaning of Rule 144) before they may be resold under Rule 144.

      4.8  Legends.  Xcelera understands and agrees that all certificate(s)
           -------
evidencing the Investor Common Shares (and any securities issued in respect of the Investor Common Shares upon any stock split, stock dividend, merger, reorganization or recapitalization) will be imprinted with a legend that reads substantially as set forth below, together with any other legends that, in the opinion of legal counsel to the Investor, are required by the Securities Act or by other federal or state securities laws:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER-ABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Investor from any certificate evidencing Investor Common Shares in connection with a disposition pursuant to a registration statement under the Securities Act or upon delivery to the Investor of an opinion by counsel, reasonably satisfactory to the Investor that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Investor issued the Investor Common Shares.

      4.9  Disclosure of Information.  Xcelera has received or has had full
           -------------------------
access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Investor Common Shares to be received by Xcelera under this Agreement. Xcelera further has had an opportunity to ask questions and receive answers from the Investor regarding the terms and conditions of the offering of the Investor Common Shares and to obtain additional information (to the extent the Investor possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Xcelera or to which Xcelera had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Investor in Section 3.

      4.10 Investment Experience.  Xcelera understands that the purchase of the
           ---------------------
Investor Common Shares involves substantial risk. Xcelera: (a) has experience as an investor in securities of companies in the development stage and acknowledges that Xcelera is able to fend for itself, can bear the economic risk of Xcelera's investment in the Investor Common Shares and has such knowledge and experience in financial or business matters that Xcelera is capable of evaluating the merits and risks of this investment in the Investor Common Shares and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Investor and certain of its officers, directors or controlling persons of a nature and duration that enables Xcelera to be aware of the character, business acumen and financial circumstances of such persons.

  5.  PRE-CLOSING COVENANTS.  During the time period from the date of this
      ---------------------
Agreement until the Closing:

      5.1  Regulatory Approvals.  The parties will promptly execute and
           --------------------
file, or join in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any governmental authority, whether federal, state, local or foreign, which may be reasonably required in connection with the consummation of the transactions contemplated hereby. The parties will use diligent efforts to obtain all such authorizations, approvals and consents.

      5.2  Satisfaction of Conditions Precedent.  Xcelera will use its
           ------------------------------------
diligent efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 6, the Investor will use its diligent efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and the parties will use their diligent efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

  6.  CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING.  The obligations of
      -----------------------------------------------
the Investor under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

      6.1  Representations and Warranties True.  The representations and
           -----------------------------------
warranties of Xcelera set forth in Section 3 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates).

      6.2  Performance.  Xcelera shall have performed and complied in all
           -----------
material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all material approvals, consents and qualifications necessary to complete the purchase and sale described herein.

      6.3  Compliance Certificate.  Xcelera shall have delivered to the Investor
           ----------------------
at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

      6.4  Securities Exemptions.  The offer and sale of the Shares to the
           ---------------------
Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the qualification requirements of the California Corporate Securities Law of 1968, as amended (the "Law") and the registration and/or qualification requirements of all other applicable state securities laws.

      6.5  Proceedings and Documents.  All corporate and other proceedings in
           -------------------------
connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and to the Investor's counsel, and they shall each have received all such certified or other copies of such documents as they may reasonably request. Such documents shall consist of the following:

           (a) Certified Charter Documents.  A copy of the organizational
               ---------------------------
document and the Bylaws of Xcelera (as amended through the date of the Closing), certified by the Secretary of Xcelera as true and correct copies thereof as of the Closing.

           (b) Corporate Actions.  A copy of the resolutions of the Board of
               -----------------
Directors and, if required, the stockholders of Xcelera evidencing the approval of this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement and the Voting Agreement and the other matters contemplated hereby, certified by the Secretary of Xcelera to be true, complete and correct.

      6.6  Investors' Rights Agreement.  The Company and Xcelera shall have
           ---------------------------
executed and delivered the Investors' Rights Agreement in the form attached to this Agreement as Exhibit A (the "Investors' Rights Agreement").
                  ---------

      6.7  Co-Sale Agreement.  The Company and Xcelera shall have executed and
           -----------------
delivered the Right of First Refusal and Co-Sale Agreement in the form attached to this Agreement as Exhibit B (the "Co-Sale Agreement").
                     ---------

      6.8  Registration Rights Agreement.  The Company and Xcelera shall have
           -----------------------------
executed and delivered the Registration Rights Agreement in the form attached to this Agreement as Exhibit C (the "Registration Rights Agreement").
                  ---------

      6.9  MII Purchase Agreement.  The Closing (as defined in the Common Stock
           ----------------------
Purchase Agreement dated as of March 22, 2000 among the Company, Xcelera and the Investor (the "MII Purchase Agreement")) shall have occurred. This condition may be satisfied concurrently with the Closing of this Agreement.

      6.10 Voting Agreement.  Xcelera shall have executed and delivered the
           ----------------
Voting Agreement in the form attached to this Agreement as Exhibit D (the
                                                           ---------
"Voting Agreement").

      6.11 Hart-Scott-Rodino Compliance.  All applicable waiting periods
           ----------------------------
under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

  7.  CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.  The obligations of
      --------------------------------------------------
Xcelera to the Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by the
Investor:

      7.1  Representations and Warranties.  The representations and warranties
           ------------------------------
of the Investor set forth in Section 4 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates).

      7.2  Performance.  The Investor shall have performed and complied with all
           -----------
agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all material approvals, consents and qualifications necessary to complete the purchase and sale described herein.

      7.3  Compliance Certificate.  The Investor shall have delivered to Xcelera
           ----------------------
at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled.

      7.4  Proceedings and Documents.  All corporate and other proceedings in
           -------------------------
connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's counsel, and they shall each have received all such certified or other copies of such documents as they may reasonably request.
Such documents shall consist of the following:

           (a) Certified Charter Documents.  A copy of the Certificate of
               ---------------------------
Incorporation and the Bylaws of the Investor (as amended through the date of the Closing), certified by the Secretary of the Investor as true and correct copies thereof as of the Closing.

           (b) Corporate Actions.  A copy of the resolutions of the Board of
               -----------------
Directors and, if required, the stockholders of the Investor evidencing the approval of this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement and the Voting Agreement, the issuance of the Investor Common Shares and the other matters contemplated hereby, certified by the Secretary of the Investor to be true, complete and correct.

      7.5  Payment of Purchase Price.  The Investor shall have delivered to
           -------------------------
the Company the purchase price in accordance with the provisions of Section 2.

      7.6  Securities Exemptions.  The offer and sale of the Shares to the
           ---------------------
Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the qualifications requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

      7.7  Investors' Rights Agreement.  The Investor shall have executed and
           ---------------------------
delivered the Investors' Rights Agreement.

      7.8  Co-Sale Agreement.  The Investor shall have executed and delivered
           -----------------
the Co-Sale Agreement.

      7.9  Registration Rights Agreement.  The Investor shall have executed and
           -----------------------------
delivered the Registration Rights Agreement.

      7.10 Letter Agreement.  The Investor shall have executed and delivered the
           ----------------
Letter Agreement.

      7.11 MII Purchase Agreement.  The Closing (as defined in the MII Purchase
           ----------------------
Agreement) shall have occurred. This condition may be satisfied concurrently with the Closing of this Agreement.

      7.12 Voting Agreement.  The Investor shall have executed and delivered the
           ----------------
Voting Agreement.

      7.13 Hart-Scott-Rodino Compliance.  All applicable waiting periods
           ----------------------------
under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

      7.14 Nasdaq Listing.  The Investor Common Shares shall be authorized
           --------------
for listing on the Nasdaq Stock Market, subject to notice of issuance.

  8.  MISCELLANEOUS PROVISIONS.
      ------------------------

      8.1  Modification; Waiver.  No modification or waiver of any provision
           --------------------
of this Agreement or consent to departure therefrom shall be effective unless executed in writing by the parties hereto.

      8.2  Successors and Assigns.  Except as otherwise stated herein, all
           ----------------------
covenants and agreements of the parties contained in this Agreement shall be
binding upon and inure to the benefit of their respective successors.   This
Agreement is not assignable by any party hereto without the written consent of the other party hereto

      8.3  Governing Law.  This Agreement shall be governed by and construed
           -------------
in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law pertaining to conflict of laws or choice of law.

      8.4  Counterparts.  This Agreement may be executed in two
           ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      8.5  Entire Agreement.  This Agreement constitutes the entire
           ----------------
agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, whether oral or written, with respect to such subject matter.

      8.6  Survival of Warranties.
           ----------------------

           (a)  Generally.
                ---------

                (i) The representations, warranties and covenants of Xcelera and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or Xcelera, or their respective counsel, as the case may be. The indemnification provided for in this Section 8.6 shall not apply unless and until the aggregate amounts of losses, liabilities or damages ("Losses") incurred by an Indemnified Person (as defined below) as a result of a breach of the representations, warranties and covenants by an Indemnifying Person (as defined below) under this Agreement and the MII Purchase Agreement exceed a cumulative aggregate of $6,375,000, in which event the Indemnifying Person shall, subject to the other limitations herein, be liable for all such amounts. Notwithstanding the foregoing, in no event shall the aggregate liability of the Company and Xcelera on one hand, or the Investor on the other hand, under this
Section 8.6 or under Section 9.1 of the MII Purchase Agreement, exceed $159,375,000.

                (ii) Claims against an Indemnifying Person may be satisfied, to the extent desired by an Indemnifying Person, by the delivery of common stock acquired pursuant to this Agreement or the MII Purchase Agreement. Shares of such common stock then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system) shall be deemed to have a value of the average of the closing prices of the shares of common stock on such exchange or system over the ten-day period ending three days prior to such delivery. Shares of such common stock with no active public market shall be deemed to have a value of the fair market value thereof, as determined in good faith by the Board of Directors of the issuer of such shares of common stock.

           (b)  Procedure.  Each person entitled to indemnification under this
                ---------
Agreement (an "Indemnified Person") shall give notice to the party required to provide indemnification (the "Indemnifying Person") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party's expense (unless the Indemnified Person has reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action or unless the Indemnifying Person fails to assume the defense or pursue it in good faith, in which case the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Indemnifying Person), and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 9.1 except to the extent the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

      8.7  Headings.  The headings and captions used in this Agreement are
           --------
used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

      8.8  Notices.  Unless otherwise provided, any notice required or
           -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or on the next business day following deposit with a nationally recognized overnight courier service and addressed to the party to be notified at the following address:

           (a)  If to the Investor:

                Exodus Communications, Inc.
                2831 Mission College Blvd.
                Santa Clara, CA  95054
                Attention:  Adam W. Wegner, General Counsel
                Phone:  (408) 346-2200
                Fax:  (408) 346-2206

                with a copy to:

                Fenwick & West LLP
                Two Palo Alto Square
                Palo Alto, CA  94306
                Attention:  David W. Healy, Esq.
                Phone:  (650) 494-0600
                Fax:  (650) 494-1417

           (b)  If to Xcelera:


                Xcelera.com Inc.
                P.O. Box 309
                Ugland House
                South Church Street
                Grand Cayman Islands, British West Indies
                Attention:  Gareth Griffiths
                Phone:  (345) 949-8066
                Fax:  (345) 949-8080

                with copies to:

                10 Ashton Drive
                Greenwich, CT 06831
                Attention:  Alexander M. Vik, President
                Phone:  (203) 622-1606
                Fax:  (203) 622-1610

                and

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, NY 10017
                Attention:  Brian M. Stadler, Esq.
                Phone:  (212) 455-3765
                Fax:  (212) 455-2502

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 8.8.

      8.9  Costs, Expenses.  Each party will bear its respective expenses
           ---------------
incurred with respect to this Agreement and the transactions contemplated hereby.

      8.10 Severability.  If one or more provisions of this Agreement are held
           ------------
to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

      8.12 Further Assurances.  From and after the date of this Agreement, upon
           ------------------
the request of the Investor or Xcelera, the Investor and Xcelera shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date and year first above written.


Xcelera.com Inc.,                       Exodus Communications, Inc.,
a Cayman Islands corporation            a Delaware corporation

Name: /s/ Alexander M. Vik              Name: /s/ Ellen M. Hancock
     -----------------------------           --------------------------------

By: Alexander M. Vik                    By: Ellen M. Hancock
    ------------------------------         ----------------------------------

Title: Chief Executive Officer          Title:  Chief Executive Officer
      ----------------------------            -------------------------------







              [Signature Page to Common Stock Purchase Agreement]


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